UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 23, 2018 (March 18, 2018)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on a current report on Form 8-K dated March 19, 2018, on March 18, 2018, Newell Brands Inc. (the “Company”) entered into a definitive Director Appointment and Nomination Agreement (the “Agreement”) with Carl C. Icahn, Brett Icahn, Courtney Mather, Andrew Langham, High River Limited Partnership, Hopper Investments LLC, Barberry Corp., Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Enterprises G.P. Inc., Icahn Enterprises Holdings L.P., IPH GP LLC, Icahn Capital LP, Icahn Onshore LP, Icahn Offshore LP and Beckton Corp. (collectively, the “Icahn Group”).

Consistent with the terms of the Agreement, among other things, Mr. Patrick Campbell was appointed to the Audit Committee of the Board of Directors (the “Board”) of the Company. After further discussions between Mr. Campbell, the Company and representatives of the Icahn Group, Mr. Campbell will not serve on the Audit Committee of the Board of the Company.

Additionally, and consistent with the terms of the Agreement, the Board has reconstituted the membership of its Board committees as follows:

Nominating / Governance Committee	Organizational Development & Compensation Committee	Audit Committee	Finance Committee
James Craigie (Chair)	Michael Todman (Chair)	Steve Strobel (Chair)	Courtney Mather (Chair)

Andrew Langham	Debra Crew	Andrew Langham	Debra Crew

	Brett Icahn	Michael Todman	Brett Icahn

	Courtney Mather		James Craigie

The Company anticipates that Ms. Judith Sprieser and the Additional New Independent Director, as defined in the Agreement, will become members of the Nominating/Governance and Audit Committees upon election to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newell Brands Inc.

By:	/s/ Bradford R. Turner
Bradford R. Turner
Its:	Chief Legal and Administrative Officer and Corporate Secretary

Date: March 23, 2018

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